Exhibit 99.1
Perimeter Solutions Reports Fourth Quarter 2024 Financial Results
February 20, 2025

Full year Earnings (Loss) Per Diluted Share of ($0.04) and Adjusted Earnings Per Diluted Share of $1.11

Net Income (Loss) of ($5.9M) and Adjusted Net Income of $163.4M

Strong 2024 results demonstrate operational value driver transformation -- Adjusted EBITDA approximately doubled in three years with minimal end-market contribution

Acquired IMS for $32.8M, expanding into printed circuit board products
Clayton, Missouri, February 20, 2025 – Perimeter Solutions, Inc. (NYSE: PRM) ("Perimeter" or the "Company"), a leading global solutions provider for the Fire Safety and Specialty Products industries, today reported financial results for its fourth quarter, and full year, ended December 31, 2024.
Full Year 2024 Results
•Full year net sales increased 74% to $561.0 million, as compared to $322.1 million in the prior year.
•Fire Safety net sales increased 93% to $436.3 million, as compared to $225.6 million in the prior year.
•Specialty Products net sales increased 29% to $124.7 million, as compared to $96.6 million in the prior year.
•Full year net loss was $5.9 million, or $0.04 loss per diluted share, as compared to net income of $67.5 million, or $0.41 earnings per diluted share in the prior year.
•Full year non-GAAP adjusted earnings per share was $1.11.
•Full year Adjusted EBITDA increased 190% to $280.3 million, as compared to $96.8 million in the prior year.
•Fire Safety Adjusted EBITDA increased 215% to $240.1 million, as compared to $76.2 million in the prior year.
•Specialty Products Adjusted EBITDA increased 95% to $40.2 million, as compared to $20.6 million in the prior year.
•Reconciliation tables for full year and quarterly non-GAAP measures are available in the attached schedules.
Fourth Quarter 2024 Results
•Net sales increased 45% to $86.2 million in the fourth quarter, as compared to $59.5 million in the prior-year quarter.
•Fire Safety net sales increased 72% to $60.7 million, as compared to $35.4 million in the prior year quarter.
•Specialty Products net sales increased 6% to $25.5 million, as compared to $24.1 million in the prior year quarter.
•Net income during the fourth quarter was $144.2 million, or $0.90 per diluted share, as compared to a net loss of $13.2 million, or $0.09 loss per diluted share in the prior year quarter.
•Fourth quarter non-GAAP adjusted earnings per share was $0.13.
•Adjusted EBITDA increased 193% to $32.9 million in the fourth quarter, as compared to $11.2 million in the prior year quarter.
•Fire Safety Adjusted EBITDA increased 289% to $27.2 million, as compared to $7.0 million in the prior year quarter.
•Specialty Products Adjusted EBITDA increased 34% to $5.6 million, as compared to $4.2 million in the prior year quarter.
Capital Allocation
•On December 24, 2024, the Company acquired 100% of the shares of IMS DE Holdings, LLC (“IMS”) for $32.8 million. Based in Manchester, New Hampshire, IMS is a manufacturer of highly specialized printed circuit boards (PCBs).

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Thursday, February 20, 2025 to discuss financial results for the fourth quarter 2024. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until March 20, 2025 (11:59 p.m. ET).
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider for the Fire Safety and Specialty Products industries. The Company's business is organized and managed in two reporting segments: Fire Safety and Specialty Products. The Fire Safety segment is a formulator and manufacturer of fire management products that help our customers combat various types of fires, including wildland, structural, flammable liquids and other types of fires. Our Fire Safety segment also offers specialized equipment and services, typically in conjunction with our fire management products to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations globally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a "never-fail" service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products segment includes operations that develop, produce and market products for non-fire safety markets. The Company’s largest end market application for our Specialty Products segment is Phosphorus Pentasulfide ("P2S5") based lubricant additives. P2S5 is also used in pesticide and mining chemicals applications, and emerging electric battery technologies.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Shareholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, Inc.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net sales	$86,231	$59,455	$560,968	$322,108
Cost of goods sold	44,336	40,717	243,882	193,813
Gross profit	41,895	18,738	317,086	128,295
Operating expenses:
Selling, general and administrative expense	21,013	13,577	66,901	46,513
Amortization expense	13,741	13,753	55,032	55,065
Founders advisory fees - related party	(54,789)	325	198,308	(108,481)
Intangible impairment	—	—	—	40,738
Other operating expense	612	—	612	10
Total operating expenses	(19,423)	27,655	320,853	33,845
Operating income (loss)	61,318	(8,917)	(3,767)	94,450
Other expense (income):
Interest expense, net	9,169	10,440	40,461	41,378
Gain on contingent earn-out	—	—	—	(7,273)
Foreign currency loss (gain)	2,280	(2,411)	2,443	(1,655)
Other (income) expense, net	(60)	388	192	417
Total other expense, net	11,389	8,417	43,096	32,867
Income (loss) before income taxes	49,929	(17,334)	(46,863)	61,583
Income tax benefit	94,241	4,093	40,958	5,903
Net income (loss)	144,170	(13,241)	(5,905)	67,486
Other comprehensive (loss) income, net of tax:
Foreign currency translation adjustments	(23,627)	10,626	(19,522)	5,761
Total comprehensive income (loss)	$120,543	$(2,615)	$(25,427)	$73,247
Earnings (loss) per share:
Basic	$0.98	$(0.09)	$(0.04)	$0.44
Diluted	$0.90	$(0.09)	$(0.04)	$0.41
Weighted average number of shares outstanding:
Basic	147,058,719	150,833,523	145,713,439	154,666,717
Diluted	160,931,755	150,833,523	145,713,439	166,452,022

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share and per share data)
(Unaudited)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$198,456	$47,276
Accounts receivable, net	56,048	39,593
Inventories	116,347	145,652
Prepaid expenses and other current assets	23,173	18,493
Total current assets	394,024	251,014
Property, plant, and equipment, net	64,777	59,402
Operating lease right-of-use assets	17,298	16,339
Finance lease right-of-use assets	6,173	6,064
Goodwill	1,034,543	1,036,279
Customer lists, net	637,745	674,786
Technology and patents, net	173,307	180,653
Tradenames, net	87,365	89,568
Other assets, net	1,162	1,317
Total assets	$2,416,394	$2,315,422
Liabilities and Shareholders Equity
Current liabilities:
Accounts payable	$23,519	$21,639
Accrued expenses and other current liabilities	30,450	30,710
Founders advisory fees payable - related party	6,677	2,702
Deferred revenue	1,842	—
Total current liabilities	62,488	55,051
Long-term debt, net	667,774	666,494
Operating lease liabilities, net of current portion	15,540	14,908
Finance lease liabilities, net of current portion	6,013	5,547
Deferred income taxes	152,203	253,454
Founders advisory fees payable - related party	240,083	56,917
Preferred stock	109,966	105,799
Preferred stock - related party	2,831	2,764
Other liabilities	2,226	2,193
Total liabilities	1,259,124	1,163,127
Commitments and contingencies
Shareholders' equity:
Common stock, $0.0001 par value per share, 4,000,000,000 shares authorized; 169,426,114 shares issued; 147,822,633 shares outstanding at December 31, 2024	17	—
Ordinary shares, $1.00 nominal value per share, 4,000,000,000 shares authorized; 165,066,195 shares issued; 146,451,005 shares outstanding at December 31, 2023	—	165,067
Treasury shares, at cost; 21,603,481 and 18,615,190 shares at December 31, 2024 and 2023, respectively	(127,827)	(113,407)
Additional paid-in capital	1,911,035	1,701,163
Accumulated other comprehensive loss	(39,232)	(19,710)
Accumulated deficit	(586,723)	(580,818)
Total shareholders' equity	1,157,270	1,152,295
Total liabilities and shareholders' equity	$2,416,394	$2,315,422

PERIMETER SOLUTIONS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(5,905)	$67,486
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Founders advisory fees - related party (change in fair value)	198,308	(108,481)
Depreciation and amortization expense	65,718	64,855
Interest and payment-in-kind on preferred shares	7,057	6,792
Share-based compensation	12,849	1,596
Non-cash lease expense	5,070	5,248
Deferred income taxes	(99,557)	(25,816)
Intangible impairment	—	40,738
Amortization of deferred financing costs	1,730	1,664
Gain on contingent earn-out	—	(7,273)
Foreign currency loss (gain)	2,443	(1,655)
Loss on disposal of assets	66	139
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(13,293)	(14,435)
Inventories	29,872	(2,044)
Prepaid expenses and current other assets	(843)	1,014
Accounts payable	(754)	(15,335)
Deferred revenue	1,842	—
Income taxes payable, net	(13,299)	(3,498)
Accrued expenses and other current liabilities	4,306	(1,758)
Founders advisory fees - related party (cash settled)	(2,702)	(4,655)
Operating lease liabilities	(3,278)	(4,182)
Financing lease liabilities	(501)	(282)
Other, net	(741)	75
Net cash provided by operating activities	188,388	193
Cash flows from investing activities:
Purchase of property and equipment	(15,531)	(9,435)
Proceeds from short-term investments	5,383	—
Purchase of short-term investments	—	(5,459)
Purchase of businesses, net of cash acquired	(32,792)	—
Net cash used in investing activities	(42,940)	(14,894)
Cash flows from financing activities:
Ordinary shares repurchased	(14,420)	(64,066)
Proceeds from exercise of warrants	23,509	—
Principal payments on finance lease obligations	(740)	(387)
Net cash provided by (used in) financing activities	8,349	(64,453)
Effect of foreign currency on cash and cash equivalents	(2,617)	(320)
Net change in cash and cash equivalents	151,180	(79,474)
Cash and cash equivalents, beginning of period	47,276	126,750
Cash and cash equivalents, end of period	$198,456	$47,276
Supplemental disclosures of cash flow information:
Cash paid for interest	$37,317	$37,005
Cash paid for income taxes	$74,559	$25,960
Non-cash activities:
Liability portion of founders advisory fees - related party reclassified to additional paid in capital	$8,464	$2,618

Non-GAAP Financial Metrics

The Company provides non-GAAP financial measures for adjusted EBITDA, adjusted net income, and adjusted earnings per share data as supplemental information regarding the Company’s business performance. The Company believes that these non-GAAP financial measures are useful to investors because they provide investors with a better understanding of the Company’s past financial performance and future results. The Company’s management uses these non-GAAP financial measures when it internally evaluates the performance of its business and makes operating decisions, including internal operating budgeting, performance measurement, and discretionary compensation.

Adjusted EBITDA

The computation of Adjusted EBITDA is defined as net income (loss) plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items. These items include (i) restructuring and transaction related costs (ii) founder advisory fee expenses, (iii) stock compensation expense and (iv) foreign currency loss (gain). To supplement the Company's consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of adjusted EBITDA, which is a non-GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
Income (loss) before income taxes	$45,304	$4,625	$49,929	$(17,741)	$407	$(17,334)
Depreciation and amortization	12,858	3,645	16,503	12,888	3,474	16,362
Interest and financing expense	9,694	(525)	9,169	9,654	786	10,440
Founders advisory fees - related party	(46,936)	(7,853)	(54,789)	256	69	325
Non-recurring expenses (1)	3,743	1,238	4,981	1,385	719	2,104
Share-based compensation expense	2,735	2,066	4,801	1,542	184	1,726
Foreign currency (gain) loss	(154)	2,434	2,280	(979)	(1,432)	(2,411)
Adjusted EBITDA	$27,244	$5,630	$32,874	$7,005	$4,207	$11,212

(1)For the three months ended December 31, 2024, $4.4 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs and $0.6 million was related to acquisition costs. For the three months ended December 31, 2023, $2.1 million was related to restructuring and other non-recurring costs.

(Unaudited)	Year Ended December 31, 2024			Year Ended December 31, 2023
	Fire Safety	Specialty Products	Total	Fire Safety	Specialty Products	Total
(Loss) income before income taxes	$(35,277)	$(11,586)	$(46,863)	$36,073	$25,510	$61,583
Depreciation and amortization	51,365	14,353	65,718	51,178	13,677	64,855
Interest and financing expense	39,547	914	40,461	38,305	3,073	41,378
Founders advisory fees - related party	169,886	28,422	198,308	(85,422)	(23,059)	(108,481)
Intangible impairment	—	—	—	40,738	—	40,738
Non-recurring expenses (1)	5,559	1,819	7,378	2,687	1,359	4,046
Share-based compensation expense	8,545	4,304	12,849	592	1,004	1,596
Gain on contingent earn-out	—	—	—	(7,273)	—	(7,273)
Foreign currency loss (gain)	496	1,947	2,443	(664)	(991)	(1,655)
Adjusted EBITDA	$240,121	$40,173	$280,294	$76,214	$20,573	$96,787

(1)For the year ended December 31, 2024, $6.6 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs, $0.6 million was related to acquisition costs, and $0.2 million was related to other non-recurring costs. For the year ended December 31, 2023, $4.0 million was related to restructuring and other non-recurring costs.

Adjusted Earnings Per Share

The computation of Adjusted Earnings Per Share ("Adjusted EPS") is defined as adjusted net income divided by adjusted diluted shares. Adjusted net income is defined as net income plus amortization, certain non-recurring, unusual or non-operational items, and the tax impact of these non-GAAP adjustments. These adjustments include (i) restructuring and transaction related costs (ii) founder advisory fee expenses, (iii) stock compensation expense and (iv) foreign currency loss (gain). Adjusted diluted shares is the weighted average diluted shares outstanding, adjusted by adding dilution for options and warrants excluded under GAAP due to a net loss, less dilution related to Founders advisory fees. To supplement the Company's condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EPS, which is a non-GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as debt and equity investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EPS and adjusted net income should not be considered alternatives to GAAP earnings per share ("GAAP EPS"), net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands, except share and per share data).

(Unaudited)	Three Months Ended December 31, 2024	Year Ended December 31, 2024
GAAP net income (loss)	$144,170	$(5,905)
Adjustments:
Amortization	13,741	55,032
Founders advisory fees - related party	(54,789)	198,308
Non-recurring expenses (1)	4,981	7,378
Share-based compensation expense	4,801	12,849
Foreign currency loss	2,280	2,443
Tax impact of non-GAAP adjustments (2)	(96,136)	(106,715)
Adjusted net income	$19,048	$163,390

Shares used in computing GAAP Earnings Per Share (diluted)	160,931,755	145,713,439
Options (3)	—	1,446,487
Warrants (3)	—	49,876
Shares underlying Founders fixed advisory fees (4)	(9,428,244)	—
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	151,503,511	147,209,802

GAAP Earnings (Loss) Per Share (diluted)	$0.90	$(0.04)
Adjusted Earnings Per Share (diluted)	$0.13	$1.11
____________________

(1)	For the three months ended December 31, 2024, $4.4 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs and $0.6 million was related to acquisition costs. For the year ended December 31, 2024, $6.6 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs, $0.6 million was related to acquisition costs, and $0.2 million was related to other non-recurring costs.
(2)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3)	The Company adds back the dilutive impact of options and warrants if amounts were excluded for purposes of GAAP EPS due to GAAP net loss during the period.
(4)	As of December 31, 2024, a maximum of 2.4 million shares were expected to be issued within 12 months under the Founders fixed advisory fee. On January 30, 2025, the founders elected to receive 1.8 million shares and $6.7 million in cash to satisfy the 2024 Founders fixed advisory fee.
(5)	Based on period end market prices, no shares were issuable under the Founders variable advisory fee.

(Unaudited)	Three Months Ended September 30, 2024	Nine Months Ended September 30, 2024
GAAP net loss	$(89,167)	$(150,075)
Adjustments:
Amortization	13,765	41,291
Founders advisory fees - related party	184,176	253,097
Non-recurring expenses (1)	1,834	2,397
Share-based compensation expense	3,312	8,048
Foreign currency (gain) loss	(1,354)	163
Tax impact of non-GAAP adjustments (2)	(1,947)	(10,579)
Adjusted net income	$110,619	$144,342

Shares used in computing GAAP Earnings Per Share (diluted)	145,222,189	145,247,477
Options (3)	1,540,658	513,553
Warrants (3)	—	—
Shares underlying Founders fixed advisory fees (4)	—	—
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	146,762,847	145,761,030

GAAP Loss Per Share (diluted)	$(0.61)	$(1.03)
Adjusted Earnings Per Share (diluted)	$0.75	$0.99
____________________

(1)	For the three months ended September 30, 2024, $1.7 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs and $0.1 million was related to other non-recurring costs. For the nine months ended September 30, 2024, $2.2 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs and $0.2 million was related to other non-recurring costs.
(2)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3)	The Company adds back the dilutive impact of options and warrants if amounts were excluded for purposes of GAAP EPS due to GAAP net loss during the period.
(4)	As of September 30, 2024, a maximum of 2.4 million shares were expected to be issued within 12 months under the Founders fixed advisory fee.
(5)	Based on period end market prices, no shares were issuable under the Founders variable advisory fee.

(Unaudited)	Three Months Ended June 30, 2024	Six Months Ended June 30, 2024
GAAP net income (loss)	$21,650	$(60,908)
Adjustments:
Amortization	13,755	27,526
Founders advisory fees - related party	588	68,921
Non-recurring expenses (1)	23	563
Share-based compensation expense	2,994	4,736
Foreign currency loss	224	1,517
Tax impact of non-GAAP adjustments (2)	(3,441)	(8,632)
Adjusted net income	$35,793	$33,723

Shares used in computing GAAP Earnings Per Share (diluted)	154,664,770	145,279,938
Options (3)	—	—
Warrants (3)	—	—
Shares underlying Founders fixed advisory fees (4)	(9,428,244)	—
Shares underlying Founders variable advisory fees (5)	—	—
Shares used in computing Adjusted Earnings Per Share (diluted)	145,236,526	145,279,938

GAAP Earnings (Loss) Per Share (diluted)	$0.14	$(0.42)
Adjusted Earnings Per Share (diluted)	$0.25	$0.23
____________________

(1)	For the six months ended June 30, 2024, $0.5 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs, and $0.1 million was related to other non-recurring costs.
(2)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3)	The Company adds back the dilutive impact of options and warrants if amounts were excluded for purposes of GAAP EPS due to GAAP net loss during the period.
(4)	As of June 30, 2024, and a maximum of 2.4 million shares were expected to be issued within 12 months under the Founders fixed advisory fee.
(5)	Based on period end market prices, no shares were issuable under the Founders variable advisory fee.

(Unaudited)	Three Months Ended March 31, 2024
GAAP net loss	$(82,558)
Adjustments:
Amortization	13,771
Founders advisory fees - related party	68,333
Non-recurring expenses (1)	540
Share-based compensation expense	1,742
Foreign currency loss	1,293
Tax impact of non-GAAP adjustments (2)	(5,191)
Adjusted net loss	$(2,070)

Shares used in computing GAAP Earnings Per Share (diluted)	145,326,933
Options (3)	—
Warrants (3)	—
Shares underlying Founders fixed advisory fees (4)	—
Shares underlying Founders variable advisory fees (5)	—
Shares used in computing Adjusted Earnings Per Share (diluted)	145,326,933

GAAP Loss Per Share (diluted)	$(0.57)
Adjusted Loss Per Share (diluted)	$(0.01)
____________________

(1)	For the three months ended March 30, 2024, $0.5 million was related to the Redomiciliation Transaction and other non-recurring Luxembourg related costs.
(2)	The tax impact of non-GAAP adjustments reflects the total income tax expense commensurate with the non-GAAP measure of profitability.
(3)	The Company adds back the dilutive impact of options and warrants if amounts were excluded for purposes of GAAP EPS due to GAAP net loss during the period.
(4)	As of March 31, 2024, a maximum of 2.4 million shares were expected to be issued within 12 months under the Founders fixed advisory fee.
(5)	Based on period end market prices, no shares were issuable under the Founders variable advisory fee.